Exhibit 99.1

E V E R C O R E
EVERCORE REPORTS RECORD FIRST QUARTER 2026 REVENUES;
INCREASES QUARTERLY DIVIDEND TO $0.89 PER SHARE

	First Quarter Results
	U.S. GAAP		Adjusted
	Q1 2026	Q1 2025	Q1 2026	Q1 2025
Net Revenues ($ mm)	$1,391.6	$694.8	$1,401.5	$699.9
Operating Income ($ mm)	$330.7	$111.2	$354.5	$116.3
Net Income Attributable to Evercore Inc. ($ mm)	$301.2	$146.2	$334.7	$154.8
Diluted Earnings Per Share	$7.20	$3.48	$7.53	$3.49
Compensation Ratio	65.0%	66.2%	64.0%	65.7%
Operating Margin	23.8%	16.0%	25.3%	16.6%

Business and Financial Highlights	■	Record First Quarter Net Revenues of $1.4 billion on both a U.S. GAAP and an Adjusted basis increased 100% on both a U.S. GAAP and an Adjusted basis versus First Quarter 2025

■
First Quarter Operating Income of $330.7 million and $354.5 million on a U.S. GAAP and an Adjusted basis, respectively, increased 197% and 205%, respectively, versus 2025; First Quarter Operating Margins of 23.8% and 25.3% on a U.S. GAAP and an Adjusted basis, respectively, increased 776 and 868 basis points, respectively, versus 2025

■
First Quarter Effective Tax Rate of 2.7% and 3.0% on a U.S. GAAP basis and an Adjusted basis, respectively, which included a tax benefit of $88.5 million and $94.0 million, respectively, related to the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price

	■	Our North American Advisory business delivered a record revenue quarter; our Europe, Middle East and Africa ("EMEA") Advisory, Private Capital Advisory, Private Funds Group, Equities and Wealth Management businesses delivered record first quarter revenues

	■	Evercore advised on a number of notable and complex transactions, including:

■ Warner Brothers Discovery on its $110 billion sale to Paramount Skydance

■ Devon Energy on its $58 billion merger with Coterra Energy

■ Jetro Restaurant Depot on its sale to Sysco for $29.1 billion

■ Apellis on its sale to Biogen for approximately $5.6 billion

■ Beazley on its recommended cash offer by Zurich Insurance Group for £8.2 billion

	■	Our Private Capital Advisory business received multiple recognitions from Private Equity International’s Secondaries Investor for excellence in the secondaries market in 2025

Talent	■	As of March 31, 2026, our Investment Banking franchise has 182 Senior Managing Directors (SMDs), inclusive of the recent joiners, commits and internal promotions mentioned below

	■	Three Investment Banking SMDs have joined Evercore since our last earnings call; Ben Hart as Head of our Asia Private Capital Advisory division, Ben Carpenter in our Healthcare Investment Banking Group and David Ke in our Equity Capital Markets Group

	■	Since our last earnings call, three additional Investment Banking SMDs have committed to join Evercore later this year; one in our U.S. Industrials Investment Banking Group, one in our U.S. Healthcare Investment Banking Group and one in Private Capital Advisory

	■	We started the year with a class of eight promoted Investment Banking SMDs, as well as seven promotions in other areas of the Firm

Capital Return	■	Increased quarterly dividend 6% to $0.89 per share

	■	Returned $673.3 million to shareholders during the quarter through dividends and repurchases of 1.9 million shares at an average price of $322.00

NEW YORK, April 29, 2026 – Evercore Inc. (NYSE: EVR) today announced its results for the first quarter ended March 31, 2026.

LEADERSHIP COMMENTARY

John S. Weinberg, Chairman and Chief Executive Officer, "Our record first quarter results reflect strong momentum coming into the year and the benefits of our long-term investment strategy. Our focus remains on serving our clients and building on the strength of our franchise."

Roger C. Altman, Founder and Senior Chairman, "We delivered an exceptional first quarter, with record revenues of $1.4 billion, underscoring the relentless build-out of the Evercore platform."

Evercore's quarterly results may fluctuate significantly due to the timing and amount of transaction fees earned, as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Business Segments:

Evercore's business results are categorized into two segments: Investment Banking & Equities and Investment Management. Investment Banking & Equities includes providing advice to clients on mergers, acquisitions, divestitures and other strategic corporate transactions, as well as services related to securities underwriting, private placement services and commissions for agency-based equity trading services and equity research. Investment Management includes Wealth Management and interests in private equity funds which are not managed by the Company, as well as advising third-party investors through affiliates. See pages A-2 to A-8 for further information and reconciliations of these segment results to our U.S. GAAP consolidated results.

Non-GAAP Measures:

Throughout this release certain information is presented on an adjusted basis, which is a non-GAAP measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), and then those results are adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units into Class A shares. Evercore believes that the disclosed adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. Evercore uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

Evercore's Adjusted Net Income Attributable to Evercore Inc. for the three months ended March 31, 2026 was higher than U.S. GAAP principally as a result of the exclusion of the following expenses:

•Acquisition-related compensation charges, reflecting expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw
•Acquisition and Transition Costs, including costs incurred for the impairment of a lease related to the acquisition of Robey Warshaw
•Expenses associated with the amortization of intangible assets and interest cost related to deferred acquisition consideration from the acquisition of Robey Warshaw
•Expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw

Evercore's Adjusted Diluted Shares Outstanding for the three months ended March 31, 2026 were higher than U.S. GAAP primarily as a result of the inclusion of Evercore LP Units.

Further details of these adjustments, as well as an explanation of similar amounts for the three months ended March 31, 2025 are included in pages A-2 to A-8.

Selected Financial Data – U.S. GAAP Results

The following is a discussion of Evercore's consolidated results on a U.S. GAAP basis. See pages A-4 to A-6 for our business segment results.

Net Revenues

	U.S. GAAP
	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees	$1,244,739	$557,349	123%
Underwriting Fees	55,068	54,255	1%
Commissions and Related Revenue	62,658	55,110	14%
Investment Management:
Asset Management and Administration Fees	22,643	20,983	8%
Other Revenue, net	6,470	7,132	(9%)
Net Revenues	$1,391,578	$694,829	100%

	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
Total Number of Fees from Advisory and Underwriting Client Transactions(1)	313	238	32%
Total Number of Fees of at Least $1 million from Advisory and Underwriting Client Transactions(1)	148	96	54%

Total Number of Underwriting Transactions(1)	23	14	64%
Total Number of Underwriting Transactions as a Bookrunner(1)	21	12	75%

1. Includes Equity and Debt Underwriting Transactions.

	As of March 31,
	2026	2025	% Change
Assets Under Management ($ mm)(1)	$15,082	$13,700	10%

1. Assets Under Management reflect end of period amounts from our consolidated Wealth Management business.

Advisory Fees – First quarter Advisory Fees increased $687.4 million, or 123%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during the first quarter of 2026.

Underwriting Fees – First quarter Underwriting Fees increased $0.8 million, or 1%, year-over-year, reflecting an increase in the number of transactions we participated in during the first quarter of 2026.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $7.5 million, or 14%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during the first quarter of 2026.

Asset Management and Administration Fees – First quarter Asset Management and Administration Fees increased $1.7 million, or 8%, year-over-year, driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, from market appreciation and net inflows.

Other Revenue, net – First quarter Other Revenue, net, decreased $0.7 million, or 9%, year-over-year, primarily reflecting an increase in interest expense related to the issuance of new senior notes in July 2025, partially offset by higher interest income resulting from higher average balances in interest-bearing assets.

Expenses

	U.S. GAAP
	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$904,070	$459,825	97%
Compensation Ratio	65.0%	66.2%
Non-Compensation Costs	$156,782	$123,820	27%
Non-Compensation Ratio	11.3%	17.8%

Employee Compensation and Benefits – First quarter Employee Compensation and Benefits increased $444.2 million, or 97%, year-over-year, reflecting a compensation ratio of 65.0% for the first quarter of 2026 versus 66.2% for the prior year period. The increase in Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. Employee Compensation and Benefits for the first quarter of 2026 also includes $7.1 million of costs related to awards granted in conjunction with the acquisition of Robey Warshaw. The Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter Non-Compensation Costs increased $33.0 million, or 27%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with license fees and research services in the first quarter of 2026, an increase in depreciation and amortization, principally reflecting the addition of leasehold improvements for new office space and the amortization of intangible assets from the acquisition of Robey Warshaw, an increase in professional fees and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The first quarter Non-Compensation ratio of 11.3% decreased from 17.8% compared to the prior year period. The Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Non-Compensation Costs for the first quarter of 2026 are also impacted by Acquisition and Transition Costs resulting from the impairment of a lease related to the acquisition of Robey Warshaw.

Effective Tax Rate

The first quarter effective tax rate was 2.7% versus (37.2%) for the prior year period. The effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter provision for income taxes for 2026 reflects an additional tax benefit of $88.5 million versus $74.3 million for the prior year period, due to the net impact associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price.

Selected Financial Data – Adjusted Results

The following is a discussion of Evercore's consolidated results on an Adjusted basis. See pages 3 and A-2 to A-8 for further information and reconciliations of these metrics to our U.S. GAAP results. See pages A-4 to A-6 for our business segment results.

Adjusted Net Revenues

	Adjusted
	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
	(dollars in thousands)
Investment Banking & Equities:
Advisory Fees(1)	$1,244,747	$557,311	123%
Underwriting Fees	55,068	54,255	1%
Commissions and Related Revenue	62,658	55,110	14%
Investment Management:
Asset Management and Administration Fees(2)	23,686	21,900	8%
Other Revenue, net	15,361	11,325	36%
Net Revenues	$1,401,520	$699,901	100%

1. Advisory Fees on an Adjusted basis reflect the reclassification of earnings (losses) related to our equity method investment in Seneca Evercore of $0.01 million and ($0.04) million for the three months ended March 31, 2026 and 2025, respectively.
2. Asset Management and Administration Fees on an Adjusted basis reflect the reclassification of earnings related to our equity method investment in Atalanta Sosnoff of $1.0 million and $0.9 million for the three months ended March 31, 2026 and 2025, respectively.

See page 4 for additional business metrics.

Advisory Fees – First quarter adjusted Advisory Fees increased $687.4 million, or 123%, year-over-year, reflecting an increase in revenue earned from large transactions and an increase in the number of advisory fees earned during the first quarter of 2026.

Underwriting Fees – First quarter Underwriting Fees increased $0.8 million, or 1%, year-over-year, reflecting an increase in the number of transactions we participated in during the first quarter of 2026.

Commissions and Related Revenue – First quarter Commissions and Related Revenue increased $7.5 million, or 14%, year-over-year, primarily reflecting higher trading commissions driven by increased trading volume during the first quarter of 2026.

Asset Management and Administration Fees – First quarter adjusted Asset Management and Administration Fees increased $1.8 million, or 8%, year-over-year, primarily driven by an increase in fees from Wealth Management clients, as associated AUM increased 10%, from market appreciation and net inflows. The increase was also driven by a 14% increase in equity in earnings of affiliates.

Other Revenue – First quarter adjusted Other Revenue, net, increased $4.0 million, or 36%, year-over-year, primarily reflecting higher interest income resulting from higher average balances in interest-bearing assets.

Adjusted Expenses

	Adjusted
	Three Months Ended
	March 31, 2026	March 31, 2025	% Change
	(dollars in thousands)
Employee Compensation and Benefits	$896,984	$459,825	95%
Compensation Ratio	64.0%	65.7%
Non-Compensation Costs	$150,049	$123,820	21%
Non-Compensation Ratio	10.7%	17.7%

Employee Compensation and Benefits – First quarter adjusted Employee Compensation and Benefits increased $437.2 million, or 95%, year-over-year, reflecting an adjusted compensation ratio of 64.0% for the first quarter of 2026 versus 65.7% for the prior year period. The increase in adjusted Employee Compensation and Benefits compared to the prior year period principally reflects a higher accrual for incentive compensation, higher base salaries and higher amortization of prior period deferred compensation awards. The adjusted Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period. See "Deferred Compensation" for more information.

Non-Compensation Costs – First quarter adjusted Non-Compensation Costs increased $26.2 million, or 21%, year-over-year, primarily driven by an increase in technology and information services, principally reflecting higher expenses associated with license fees and research services in the first quarter of 2026, an increase in professional fees and an increase in travel and related expenses, largely due to higher levels of business activity and increased headcount. The first quarter adjusted Non-Compensation ratio of 10.7% decreased from 17.7% for the prior year period. The adjusted Non-Compensation Ratio was also impacted by higher net revenues, as described above, during the current year period compared to the prior year period.

Adjusted Effective Tax Rate

The first quarter adjusted effective tax rate was 3.0% versus (39.7%) for the prior year period. The adjusted effective tax rate is principally impacted by the deduction associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price. The first quarter adjusted provision for income taxes for 2026 reflects an additional tax benefit of $94.0 million versus $78.0 million for the prior year period, due to the net impact associated with the appreciation in the Firm's share price upon vesting of employee share-based awards above the original grant price.

Liquidity

The Company continues to maintain a strong balance sheet. As of March 31, 2026, cash and cash equivalents were $986.0 million, investment securities and certificates of deposit were $1.0 billion and current assets exceeded current liabilities by $1.8 billion. Amounts due related to the Notes Payable were $539.7 million at March 31, 2026.

Headcount

As of March 31, 2026 and 2025, the Company employed approximately 2,635 and 2,395 people, respectively, worldwide.

As of March 31, 2026 and 2025, the Company employed 223(1) and 197(2) total Investment Banking & Equities Senior Managing Directors, respectively, of which 182(1) and 157(2), respectively, were Investment Banking Senior Managing Directors.

(1) Senior Managing Director headcount as of March 31, 2026, inclusive of new hires that have joined year-to-date and additionally adjusted to include three incoming Investment Banking Senior Managing Directors committed to join.
(2) Senior Managing Director headcount as of March 31, 2025, inclusive of new hires that have joined year-to-date and additionally adjusted to include four incoming Investment Banking Senior Managing Directors committed to join and to exclude for one known departure.

Deferred Compensation

During the first quarter of 2026, the Company granted to certain employees 1.6 million unvested restricted stock units ("RSUs") (which were primarily granted in conjunction with the 2025 bonus awards) with a grant date fair value of $533.2 million.

In addition, during the first quarter of 2026, the Company granted $100.1 million of deferred cash awards to certain employees, related to our deferred cash compensation program, which were primarily granted in conjunction with the 2025 bonus awards.

The Company recognized compensation expense related to RSUs and our deferred cash compensation program of $142.3 million and $122.2 million for the three months ended March 31, 2026 and 2025, respectively.

As of March 31, 2026, the Company had 4.5 million unvested RSUs with an aggregate grant date fair value of $1.1 billion. RSUs are expensed over the service period of the award, subject to retirement eligibility, and generally vest over four years.

As of March 31, 2026, the Company expects to pay an aggregate of $295.1 million related to our deferred cash compensation program at various dates through 2030. Amounts due pursuant to this program are expensed over the service period of the award, subject to retirement eligibility, and amounts accrued are reflected in Accrued Compensation and Benefits, a component of current liabilities.

In addition, from time to time, the Company also grants cash and equity-based performance awards to certain employees, the settlement of which is dependent on the performance criteria being achieved.

Capital Return Transactions

On April 28, 2026, the Board of Directors of Evercore declared a quarterly dividend of $0.89 per share to be paid on June 12, 2026 to common stockholders of record on May 29, 2026.

During the first quarter, the Company repurchased 0.9 million shares from employees for the net settlement of stock-based compensation awards at an average price per share of $344.71, and 1.0 million shares at an average price per share of $302.01 pursuant to the Company's share repurchase program. The aggregate 1.9 million shares were acquired at an average price per share of $322.00.

Conference Call

Evercore will host a related conference call beginning at 8:00 a.m. Eastern Time, Wednesday, April 29, 2026, accessible via telephone and webcast. Investors and analysts may participate in the live conference call by dialing (800) 445-7795 (toll-free domestic) or (785) 424-1669 (international); passcode: EVRQ126. Please register at least 10 minutes before the conference call begins.

A live audio webcast of the conference call will be available on the Investor Relations section of Evercore’s website at www.evercore.com. The webcast will be archived on Evercore’s website for 30 days.

About Evercore

Evercore (NYSE: EVR) is a premier global independent investment banking advisory firm. We are dedicated to helping our clients achieve superior results through trusted independent and innovative advice on matters of strategic significance to boards of directors, management teams and shareholders, including mergers and acquisitions, strategic shareholder advisory, restructurings, and capital structure. Evercore also assists clients in raising public and private capital and delivers equity research and equity sales and agency trading execution, in addition to providing wealth and investment management services to high net worth and institutional investors. Founded in 1995, the Firm is headquartered in New York and maintains offices and affiliate offices in major financial centers in the Americas, Europe, the Middle East and Asia. For more information, please visit www.evercore.com.

Investor Contact:	Katy Haber
Head of Investor Relations & ESG
InvestorRelations@Evercore.com

Media Contacts:	Jamie Easton
Head of Communications & External Affairs
Communications@Evercore.com

Shree Dhond / Zach Kouwe
Dukas Linden Public Relations
Evercore@DLPR.com
(646) 722-6531

Basis of Alternative Financial Statement Presentation

Our Adjusted results are a non-GAAP measure. As discussed further under "Non-GAAP Measures", Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and better reflects how management views its operating results. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of our U.S. GAAP results to Adjusted results is presented in the tables included in the following pages.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore's operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as "outlook," "backlog," "believes," "expects," "potential," "probable," "continues," "may," "will," "should," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. All statements, other than statements of historical fact, included in this release are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore's business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under "Risk Factors" discussed in Evercore's Annual Report on Form 10-K for the year ended December 31, 2025, subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and Registration Statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

EVERCORE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended March 31,
	2026	2025

Revenues
Investment Banking & Equities:
Advisory Fees	$1,244,739	$557,349
Underwriting Fees	55,068	54,255
Commissions and Related Revenue	62,658	55,110
Asset Management and Administration Fees	22,643	20,983
Other Revenue, Including Interest and Investments	15,361	11,325
Total Revenues	1,400,469	699,022
Interest Expense(1)	8,891	4,193
Net Revenues	1,391,578	694,829

Expenses
Employee Compensation and Benefits	904,070	459,825
Occupancy and Equipment Rental	27,065	25,731
Professional Fees	28,355	22,390
Travel and Related Expenses	27,871	22,018
Technology and Information Services	40,418	33,367
Depreciation and Amortization	12,438	5,976
Execution, Clearing and Custody Fees	3,187	3,346
Acquisition and Transition Costs	1,800	—
Other Operating Expenses	15,648	10,992
Total Expenses	1,060,852	583,645

Income Before Income from Equity Method Investments and Income Taxes	330,726	111,184
Income from Equity Method Investments	1,051	879
Income Before Income Taxes	331,777	112,063
Provision (Benefit) for Income Taxes	9,056	(41,727)
Net Income	322,721	153,790
Net Income Attributable to Noncontrolling Interest	21,486	7,606
Net Income Attributable to Evercore Inc.	$301,235	$146,184

Net Income Attributable to Evercore Inc. Common Shareholders	$301,235	$146,184

Weighted Average Shares of Class A Common Stock Outstanding:
Basic	38,969	38,718
Diluted	41,850	42,058

Net Income Per Share Attributable to Evercore Inc. Common Shareholders:
Basic	$7.73	$3.78
Diluted	$7.20	$3.48

(1)Includes interest expense on long-term debt, lines of credit and other financing arrangements.

Adjusted Results
Throughout the discussion of Evercore's business and elsewhere in this release, information is presented on an Adjusted basis, which is a non-generally accepted accounting principles ("non-GAAP") measure. Adjusted results begin with information prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"), adjusted to exclude certain items and reflect the conversion of certain Evercore LP Units and Unvested Restricted Stock Units into Class A shares. Evercore believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore's results across several periods and facilitate an understanding of Evercore's operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. These Adjusted amounts are allocated to the Company's two business segments: Investment Banking & Equities and Investment Management. The differences between the Adjusted and U.S. GAAP results are as follows:
1.Assumed Exchange of Evercore LP Units into Class A Shares. The Adjusted results assume substantially all Evercore LP Units have been exchanged for Class A shares. Accordingly, the noncontrolling interest related to these units is converted to a controlling interest. The Company's management believes that it is useful to provide the per-share effect associated with the assumed conversion of substantially all of these previously granted equity interests and IPO related restricted stock units, and thus the Adjusted results reflect their exchange into Class A shares.
2.Adjustments Associated with Business Combinations and Divestitures. The following charges resulting from business combinations and divestitures have been excluded from the Adjusted results as the Company's Management believes that operating performance is more comparable across periods excluding the effects of these acquisition-related charges:
a.Acquisition and Transition Costs. Costs incurred for the impairment of a lease related to the acquisition of Robey Warshaw.
b.Acquisition-related Compensation Charges. Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw.
c.Amortization of Intangible Assets. Amortization of intangible assets from the acquisition of Robey Warshaw.
d.Interest Expense. Interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
e.Fair Value of Contingent Consideration. The expense, or reversal of expense, associated with changes in the fair value of contingent consideration issued to the sellers of Robey Warshaw.
3.Income Taxes. Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
4.Presentation of Interest Expense. The Adjusted results present Adjusted Investment Banking & Equities Operating Income and Adjusted Investment Management Operating Income before interest expense on debt, lines of credit and other financing arrangements, which are included in interest expense on a U.S. GAAP basis.
5.Presentation of Income from Equity Method Investments. The Adjusted results present Income from Equity Method Investments within Revenue as the Company's Management believes it is a useful presentation.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED RESULTS
(dollars in thousands, except per share data)
(UNAUDITED)

	Three Months Ended
	March 31, 2026	March 31, 2025
Net Revenues - U.S. GAAP	$1,391,578	$694,829
Income from Equity Method Investments (1)	1,051	879
Interest Expense (2)	8,891	4,193
Net Revenues - Adjusted	$1,401,520	$699,901

Other Revenue, net - U.S. GAAP	$6,470	$7,132
Interest Expense (2)	8,891	4,193
Other Revenue, net - Adjusted	$15,361	$11,325

Compensation Expense - U.S. GAAP	$904,070	$459,825
Acquisition-related Compensation Charges (3)	(7,086)	—
Compensation Expense - Adjusted	$896,984	$459,825

Operating Income - U.S. GAAP	$330,726	$111,184
Income from Equity Method Investments (1)	1,051	879
Pre-Tax Income - U.S. GAAP	331,777	112,063
Acquisition-related Compensation Charges (3)	7,086	—
Intangible Asset Amortization (4a)	3,730	—
Interest Expense (2)	1,420	—
Acquisition and Transition Costs (4b)	1,800	—
Fair Value of Contingent Consideration (4c)	1,203	—
Pre-Tax Income - Adjusted	347,016	112,063
Interest Expense (2)	7,471	4,193
Operating Income - Adjusted	$354,487	$116,256

Provision (Benefit) for Income Taxes - U.S. GAAP	$9,056	$(41,727)
Income Taxes (5)	1,409	(2,812)
Provision (Benefit) for Income Taxes - Adjusted	$10,465	$(44,539)

Net Income Attributable to Evercore Inc. - U.S. GAAP	$301,235	$146,184
Acquisition-related Compensation Charges (3)	7,086	—
Intangible Asset Amortization (4a)	3,730	—
Interest Expense (2)	1,420	—
Acquisition and Transition Costs (4b)	1,800	—
Fair Value of Contingent Consideration (4c)	1,203	—
Income Taxes (5)	(1,409)	2,812
Noncontrolling Interest (6)	19,674	5,807
Net Income Attributable to Evercore Inc. - Adjusted	$334,739	$154,803

Diluted Shares Outstanding - U.S. GAAP	41,850	42,058
LP Units (7)	2,580	2,325
Unvested Restricted Stock Units - Event Based (7)	12	12
Diluted Shares Outstanding - Adjusted	44,442	44,395

Key Metrics: (a)
Diluted Earnings Per Share - U.S. GAAP	$7.20	$3.48
Diluted Earnings Per Share - Adjusted	$7.53	$3.49

Compensation Ratio - U.S. GAAP	65.0%	66.2%
Compensation Ratio - Adjusted	64.0%	65.7%

Operating Margin - U.S. GAAP	23.8%	16.0%
Operating Margin - Adjusted	25.3%	16.6%

Effective Tax Rate - U.S. GAAP	2.7%	(37.2%)
Effective Tax Rate - Adjusted	3.0%	(39.7%)

(a) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2026
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,244,739	$8	(1)	$1,244,747
Underwriting Fees	55,068	—		55,068
Commissions and Related Revenue	62,658	—		62,658
Other Revenue, net	6,285	8,778	(2)	15,063
Net Revenues	1,368,750	8,786		1,377,536

Expenses:
Employee Compensation and Benefits	889,154	(7,086)	(3)	882,068
Non-Compensation Costs	152,656	(6,733)	(4)	145,923
Total Expenses	1,041,810	(13,819)		1,027,991

Operating Income (a)	$326,940	$22,605		$349,545

Compensation Ratio (b)	65.0%			64.0%
Operating Margin (b)	23.9%			25.4%

	Investment Management Segment
	Three Months Ended March 31, 2026
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$22,643	$1,043	(1)	$23,686
Other Revenue, net	185	113	(2)	298
Net Revenues	22,828	1,156		23,984

Expenses:
Employee Compensation and Benefits	14,916	—		14,916
Non-Compensation Costs	4,126	—		4,126
Total Expenses	19,042	—		19,042

Operating Income (a)	$3,786	$1,156		$4,942

Compensation Ratio (b)	65.3%			62.2%
Operating Margin (b)	16.6%			20.6%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT RECONCILIATION TO ADJUSTED RESULTS
FOR THE THREE MONTHS ENDED MARCH 31, 2025
(dollars in thousands)
(UNAUDITED)

	Investment Banking & Equities Segment
	Three Months Ended March 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$557,349	$(38)	(1)	$557,311
Underwriting Fees	54,255	—		54,255
Commissions and Related Revenue	55,110	—		55,110
Other Revenue, net	7,818	4,193	(2)	12,011
Net Revenues	674,532	4,155		678,687

Expenses:
Employee Compensation and Benefits	448,029	—		448,029
Non-Compensation Costs	119,774	—		119,774
Total Expenses	567,803	—		567,803

Operating Income (a)	$106,729	$4,155		$110,884

Compensation Ratio (b)	66.4%			66.0%
Operating Margin (b)	15.8%			16.3%

	Investment Management Segment
	Three Months Ended March 31, 2025
	U.S. GAAP Basis	Adjustments		Non-GAAP Adjusted Basis
Net Revenues:
Asset Management and Administration Fees	$20,983	$917	(1)	$21,900
Other Revenue, net	(686)	—		(686)
Net Revenues	20,297	917		21,214

Expenses:
Employee Compensation and Benefits	11,796	—		11,796
Non-Compensation Costs	4,046	—		4,046
Total Expenses	15,842	—		15,842

Operating Income (a)	$4,455	$917		$5,372

Compensation Ratio (b)	58.1%			55.6%
Operating Margin (b)	21.9%			25.3%

(a) Operating Income for U.S. GAAP excludes Income (Loss) from Equity Method Investments.
(b) Reconciliations of the key metrics from U.S. GAAP to Adjusted results are a derivative of the reconciliations of their components above.

EVERCORE INC.
U.S. GAAP SEGMENT AND CONSOLIDATED RESULTS
(dollars in thousands)
(UNAUDITED)

	U.S. GAAP
	Three Months Ended March 31,
	2026	2025
Investment Banking & Equities
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,244,739	$557,349
Underwriting Fees	55,068	54,255
Commissions and Related Revenue	62,658	55,110
Other Revenue, net	6,285	7,818
Net Revenues	1,368,750	674,532

Expenses:
Employee Compensation and Benefits	889,154	448,029
Non-Compensation Costs	152,656	119,774
Total Expenses	1,041,810	567,803

Operating Income (a)	$326,940	$106,729

Investment Management
Net Revenues:
Asset Management and Administration Fees	$22,643	$20,983
Other Revenue, net	185	(686)
Net Revenues	22,828	20,297

Expenses:
Employee Compensation and Benefits	14,916	11,796
Non-Compensation Costs	4,126	4,046
Total Expenses	19,042	15,842

Operating Income (a)	$3,786	$4,455

Total
Net Revenues:
Investment Banking & Equities:
Advisory Fees	$1,244,739	$557,349
Underwriting Fees	55,068	54,255
Commissions and Related Revenue	62,658	55,110
Asset Management and Administration Fees	22,643	20,983
Other Revenue, net	6,470	7,132
Net Revenues	1,391,578	694,829

Expenses:
Employee Compensation and Benefits	904,070	459,825
Non-Compensation Costs	156,782	123,820
Total Expenses	1,060,852	583,645

Operating Income (a)	$330,726	$111,184

(a) Operating Income excludes Income (Loss) from Equity Method Investments.

EVERCORE INC.
U.S. GAAP RECONCILIATION TO ADJUSTED NON-COMPENSATION COSTS
(dollars in thousands)
(UNAUDITED)

	Three Months Ended March 31, 2026
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$27,065	$—		$27,065
Professional Fees	28,355	—		28,355
Travel and Related Expenses	27,871	—		27,871
Technology and Information Services	40,418	—		40,418
Depreciation and Amortization	12,438	(3,730)	(4a)	8,708
Execution, Clearing and Custody Fees	3,187	—		3,187
Acquisition and Transition Costs	1,800	(1,800)	(4b)	—
Other Operating Expenses	15,648	(1,203)	(4c)	14,445
Total Non-Compensation Costs	$156,782	$(6,733)		$150,049

	Three Months Ended March 31, 2025
	U.S. GAAP	Adjustments		Adjusted
	(dollars in thousands)
Occupancy and Equipment Rental	$25,731	$—		$25,731
Professional Fees	22,390	—		22,390
Travel and Related Expenses	22,018	—		22,018
Technology and Information Services	33,367	—		33,367
Depreciation and Amortization	5,976	—		5,976
Execution, Clearing and Custody Fees	3,346	—		3,346
Other Operating Expenses	10,992	—		10,992
Total Non-Compensation Costs	$123,820	$—		$123,820

Notes to Unaudited Condensed Consolidated Adjusted Financial Data

For further information on these adjustments, see page A-2.

(1)Income (Loss) from Equity Method Investments has been reclassified to Revenue in the Adjusted presentation.
(2)Interest Expense on Debt, Lines of Credit and Other Financing Arrangements is excluded from Net Revenues and presented below Operating Income in the Adjusted results and is included in Interest Expense on a U.S. GAAP basis. The Adjusted results also reflect the reduction of interest expense accrued for deferred acquisition consideration issued in the acquisition of Robey Warshaw.
(3)Expenses associated with awards granted in conjunction with the Company's acquisition of Robey Warshaw are excluded from the Adjusted presentation.
(4)Non-Compensation Costs on an Adjusted basis reflect the following adjustments:
(4a)The exclusion from the Adjusted presentation of expenses associated with the amortization of intangible assets from the acquisition of Robey Warshaw.
(4b)The exclusion from the Adjusted presentation of costs incurred for the impairment of a lease related to the acquisition of Robey Warshaw.
(4c)The exclusion from the Adjusted presentation of the expense, or reversal of expense, associated with the changes in fair value of contingent consideration issued to the sellers of Robey Warshaw.
(5)Evercore is organized as a series of Limited Liability Companies, Partnerships, C-Corporations and a Public Corporation in the U.S. as the ultimate parent. Certain of the subsidiaries, particularly Evercore LP, have noncontrolling interests held by management or former members of management. As a result, not all of the Company’s income is subject to corporate level taxes and certain other state and local taxes are levied. The assumption in the Adjusted earnings presentation is that substantially all of the noncontrolling interest is eliminated through the exchange of Evercore LP units into Class A common stock of the ultimate parent. As a result, the Adjusted earnings presentation assumes that the allocation of earnings to Evercore LP’s noncontrolling interest holders is substantially eliminated and is therefore subject to statutory tax rates of a C-Corporation under a conventional tax structure in the U.S. and that certain state and local taxes are reduced accordingly.
(6)Reflects an adjustment to eliminate noncontrolling interest related to substantially all Evercore LP partnership units which are assumed to be converted to Class A common stock in the Adjusted presentation.
(7)Assumes the exchange into Class A shares of substantially all Evercore LP Units and IPO related restricted stock unit awards in the Adjusted presentation. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the Evercore LP Units are anti-dilutive.